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                                                                   EXHIBIT 10.74


                                    LEASE

THIS AGREEMENT made and entered into this    day of June, 1996, by and between
JEFFREY M. CHASSE, LARRY A. JOHNSON and MICHAEL W. ROCHE, AS TRUSTEES OF CRJ REALTY TRUST of 69 Hall Road, Sturbridge, MA 01 566 (hereinafter ter referred to as "Lessor") and SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC., of 50 Hall Road, Sturbridge, Massachusetts, 01566, (hereinafter referred to as "Lessee").

WITNESSETH:

In consideration of the mutual promises and premises hereinafter referenced, it is agreed by and between the parties hereto as follows:

                                      FIRST

The LESSOR hereby agrees to lease and LESSEE hereby agrees to rent from the LESSOR for office space incidental to Lessee's business, and for no other purpose without the written consent of the LESSOR, that certain property described as follows:

      The "LOWER SUITE B" of floor space in the building known as "Hall Road Professional Center" located at 69 Hall Road, Sturbridge, Massachusetts, consisting of approximately 950 square feet, as set out in floor plans designed by LESSEE and incorporated herein by reference; together with the right to use bathrooms and hallways within the common areas of the lower level of said building in common with others.

                                     SECOND

LESSOR and LESSEE agree to pay for the costs incurred to complete "Lower Suite B" in accordance with Exhibit "A", herewith incorporated in this Lease.

                                      THIRD

This Lease shall be for a term commencing JULY 1, 1996, and ending JUNE 30, 1997. Since LESSOR is obligated to perform construction pursuant to Exhibit "A" and LESSOR agrees to use its best efforts to have the premises ready for occupancy on or before the scheduled term commencement date, should the LESSOR not have performed the construction pursuant to Exhibit "A" on or before the commencement date, except in such delay occurred as a result of damages which may happen by fire, lightning, earthquakes, or other acts of God, or by abandonment of work by the employees during a general strike, then the commencement date shall be on the date upon which the premises are ready for occupancy. This date shall be no later than August 1, 1996. Should the commencement date be other than the first day of the month, the LESSEE shall pay on the first rent payment day the pro rata share of rent for that portion of the month to the f first day of the following month, as the case may be.

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                                    FOURTH
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The LESSEE shall pay LESSOR total annual rent of $12,000.00, payable in equal monthly installments of $1,000.00, on the first day of each and every calendar month during said term.

A. The LESSEE shall have the right and option to extend the term of this lease beyond June 30, 1997 as a month-to-month tenant, provided however, such right to extend shall be subject to the following terms and conditions:

      1) No default by LESSEE shall exist or occur for the period from the date of giving notice to the date of commencement of the extended term.

      2) This Lease shall be in full force and effect at the date of notice, and LESSEE shall not then be in default of any obligation under this Lease.

      3) Such right of extension shall be exercised by written notice from the LESSEE to the LESSOR within not more than ninety (90) days nor less than thirty (30) days prior to the expiration of the then existing term.

      4) If a notice is given pursuant to the preceding sub-paragraph, no further instrument shall be required to be executed and the term of this Lease shall thereupon be extended, except that said tenancy shall then be deemed to be a month-to-month tenancy under Massachusetts law.

                                      FIFTH

The LESSEE shall pay all charges for electricity, heat, telephone and other utility services furnished to the leased premises. LESSEE agrees to utilize electric power exclusively from Massachusetts Electric Company.

LESSEE acknowledges that electrical metering for the premises will be billed to LESSOR. Electric bills generated by Massachusetts Electric will include charges for space occupied by both Dr. Doctor and LESSEE. LESSEE shall pay only their pro-rata share of the electric bill for usage of LESSEE's space. Prior to execution of this lease, LESSOR shall furnish to LESSEE copies of the last twelve (12) months of electric bills incurred by Dr. Doctor. LESSEE agrees that Dr. Doctor's share of future electric bills shall be determined by taking the average of said past twelve months of bills incurred by Dr. Doctor and LESSEE agrees to pay the additional amount over said average as LESSEE's share of future electric bills. LESSOR shall provide copies of all future electric bills to LESSEE prior to requesting payment from LESSEE for said additional amount representing LESSEE's allocable share of usage, which LESSEE agrees to pay as additional rent under the terms of this Lease.

LESSEE agrees that LESSEE's share of fuel charges for heating from Tasse Fuel will be determined in similar fashion as the electric bills, as stated above.

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                                    SIXTH
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The LESSEE agrees to utilize no more than six parking spaces on the premises as designated by LESSOR. On days when Dr. Larry Johnson's office and/or Dr. David Doctor's office are not being utilized, LESSEE may utilize no more than ten (10) of said parking spaces on the premises. The LESSOR reserves the right to alter or vary the size and location of the parking area or spaces, to increase the parking area, to change the flow of traffic and the arrangement of the parking area, to mortgage all or any part of the parking and common areas free and clear of all right, privileges and easements to the LESSEE, provided only, however, that the LESSOR shall not unreasonably alter or vary the present method of access to the LESSEE's premises from the street without the written consent of the LESSEE. LESSOR agrees that it shall not reduce the size of the parking area by more than ten percent (10%).

                                     SEVENTH

The LESSEE shall pay and be responsible for all of the normal day-to-day repair and maintenance within the demised premises (excluding structural repairs) during the term of this Lease and shall maintain the same in good order and repair as the same is at the commencement of the original term, ordinary wear and tear excepted. LESSOR will be responsible for maintenance of the common areas, snow and ice removal, and trash collection on the premises from the dumpster located thereon. The LESSOR will be responsible for maintaining in good condition all common areas, building exteriors and the structural integrity of the demised premises.

All signs placed on the premises by LESSEE shall be paid for by LESSEE and with the consent of LESSOR.

                                     EIGHTH

Subject to the approval of the LESSOR, which approval shall not be unreasonably withheld, the LESSEE may make such improvements to the interior and exterior of the building as the LESSEE deems advisable at LESSEE's sole cost and expense, provided, however, that LESSEE shall obtain all necessary permits and licenses therefor, will effect such improvements in a good and workmanlike manner, and all such improvements affixed to or made a part of the realty shall become the property of the LESSOR at the expiration of the Lease term, provided, however, at the written request of the LESSOR, the LESSEE shall, at the expiration of the term, remove such improvements and restore the premises to their former condition, all at the sole cost and expense of the LESSEE.

                                      NINTH

The LESSEE shall provide and maintain in full force from the date upon which the LESSEE first enters the premises for any reason, throughout the term of this Lease, and thereafter so long as LESSEE is in occupancy of any part of the premises, a policy of public liability and property damage insurance under which LESSOR (and such other persons as are in privity of estate with LESSOR as may be set out in notice from time to time) and LESSEE are named as insured and under which the insurer agrees to indemnify and hold LESSOR and those in privity of estate with LESSOR, harmless from and against all costs, expense and/or liability arising out of or based upon any and

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all claims, accidents, injuries and damages arising from any act, omission or negligence of LESSEE, or LESSEE's contractors, licensees, agents, servants or employees, or arising from any accident, injury or damage occurring outside of the premises but within the building complex, where such accident, damage or injury results from any act or omission on the part of the LESSEE or LESSEE's agents or employees or independent contractors. The minimum limits of liability of such insurance shall be Five Hundred Thousand Dollars ($500,000.00) for bodily injury (or death) to any one person and One Million Dollars ($1,000,000.00) for bodily injury (or death) to more than one person and Three Hundred Thousand Dollars ($300,000.00) with respect to damage to property. LESSEE shall furnish LESSOR with a certificate of insurance evidencing such coverage at the time of execution of this Lease.

                                      TENTH

The LESSEE shall not sublet or assign its rights to the leased premises or any part thereof without first obtaining the written consent of the LESSOR. The LESSEE shall, in the event of subletting or assigning its right to the leased premises, remain primarily liable on this Lease.

                                        ELEVENTH

In the event that the LESSEE shall file a voluntary petition in bankruptcy or make an assignment for the benefit of creditors or in the event that a receiver shall be appointed for the LESSEE, any one of such acts will constitute a breach of this Lease by the LESSEE and in that occurrence or any such occurrence, the Lease shall immediately terminate.

                                        TWELFTH

The LESSEE shall not be deemed to be in default hereof in the payment of any other monies as required by this Agreement unless the LESSOR shall first give to the LESSEE written notice of such default and the LESSEE fails to cure such default within the thirty (30) day period following receipt of notice of such default. In any event, upon such notice as described, and the failure by LESSEE to cure such default within the prescribed period, the LESSEE shall be deemed to be in default and shall be subject to the following:

      1) The LESSOR shall have the right to immediately terminate this Lease and relet the premises or any part thereof under any terms and conditions as the LESSOR shall deem fit, and shall use reasonable efforts to relet.

      2) The LESSEE shall be immediately liable to pay LESSOR, in addition to any indebtedness for rent hereunder and any other monies due hereunder, the expense of reletting the premises occupied by the LESSEE as well as the reasonable cost of any attorney's fees as a result of any breach hereof.

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                                    THIRTEENTH

In the event of the failure on the part of the LESSEE to perform or observe any of the covenants, terms or conditions imposed upon the LESSEE by this Lease and the failure to remove and/or cure any breach within thirty (30) days of the receipt of written notice thereof from the LESSOR pursuant to the terms and conditions contained herein, then in such event, upon the LESSEE's failure to cure such breach the LESSEE shall be deemed to be in default and shall be subject to the provisions of the previous paragraph hereinabove.

                                     FOURTEENTH

A. If the interest of the LESSOR is transferred by conveyance, or should be taken or repossessed or foreclosed, LESSEE agrees to be bound to the LESSOR's successor in interest under all of the terms, covenants and conditions of this Lease for the balance of the term remaining and any extensions or renewals thereof and LESSEE's attornment hereunder is to be effective and self-operative without the execution of any further instruments on the part of any parties, provided however, that LESSEE shall be under no obligation to pay rent to such successor until the LESSEE has received notice in writing from the LESSOR that another party has succeeded to the interest of the LESSOR.

B. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of mortgages, now or at any time hereafter placed upon the property of which the leased premises are a part and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show subordination of this Lease to said mortgage, deeds of trust, or other such instruments in the nature of a mortgage.

C. The LESSEE does hereby covenant with the mortgagee in consideration of the foregoing that, in the event of a foreclosure, the LESSEE will recognize the mortgagee as its Lessor, for the remainder of the unexpired term of the Lease, upon the covenants and conditions hereof to be performed and observed by the LESSEE.

D. As used herein, wherever the context so requires or admits, the word "mortgagee" shall include any person claiming through or under the mortgagee or the mortgage, including but not limited to, any purchase at foreclosure sale, and the word "LESSEE" shall include the LESSEE's successors and assigns.

E. The LESSEE agrees that they will, upon the request of the LESSOR, execute, acknowledge and deliver any and all instruments which LESSOR may from time to time desire in order to effect such subordination. As used herein, the term "mortgage" shall include any modification, consolidation, extension, renewals, replacement or substitution of any existing or subsequent mortgage on the property.

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F. The LESSEE acknowledges and agrees that the assignment by the LESSOR of the
LESSOR's interest in this Lease, or in the rent payable under the provisions of this Lease, whether conditional or otherwise made to the holder of a mortgage which include the demised premises, shall not be treated as an assumption by such mortgagee of the obligations and duties of the LESSOR hereunder unless the mortgagee shall specifically agree with the LESSEE hereunder, and the same shall not be treated as an assumption by said mortgagee of the LESSOR's obligations hereunder except under foreclosure and the taking of possession of the demised premises by the said mortgagee and upon notice by said mortgagee of its assumption of the duties of such assumption.

                                     FIFTEENTH

A. If the whole or any part of the demised premises shall be taken or condemned by competent authority for any public or quasi public use, then, and in that event, the term of this Lease shall cease and terminate from the date when possession of the portion so taken is required for such use, and without apportionment of the award to made. The current rental, however, shall be pro-rated and abated in such case.

B. If the leased premises, or any part thereof, or the whole or any part of the building of which they are a part, shall be taken by exercise of the power of eminent domain for any purpose, or shall be destroyed or damaged by fire or other unavoidable casualty, or shall receive any direct or consequential damage for which the LESSOR or LESSEE shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and during said term, or any extension or renewal thereof, then this Lease and said term shall terminate at the option of the LESSOR, and such option may be exercised in case of any such taking, notwithstanding that the entire interest of the LESSOR may have been divested by such taking. If this Lease and said term are not so terminated, then in case of any such taking or destruction of or damage to the Leased premises, rendering the same or any part thereof unfit for use and occupancy, a just proportion of the rent hereinbefore reserved, according to the nature and extent of the injury sustained by the leased premises, shall be suspended or abated until the leased premises, or in the case of such taking, what may remain thereof, shall have been put in proper condition for use and occupancy. The LESSEE hereby assigns to the LESSOR any and all claims and demands for damages on account of any such taking or for compensation for anything lawfully done in pursuance of any public authority, and covenants with the LESSOR that the LESSEE will from time to time execute and deliver to the LESSOR such further instruments of assignment of any such claims and demands as the LESSOR shall request.

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                                     SIXTEENTH

Concurrently with the execution of this Lease, the LESSEE shall deposit with the LESSOR as a security deposit for the faithful performance of the terms and conditions of this Lease the sum of $1,000.00. Similarly, LESSEE shall deposit with LESSOR a like sum of $1, 00.00 as last month's rent under this Lease, The LESSOR shall not be obligated to pay interest on said amounts so deposited or to apply the deposit on arrears of rent or other charges, but application thereof for arrears of rent or other damages shall be at the option of the LESSOR. LESSOR's right to possession for breach of this Lease shall not be affected by this security deposit. The security deposit shall be returned to the LESSEE when this Lease is terminated according to its terms, if not applied to the payment of rent in arrears or other damages suffered by LESSOR as a result of the LESSEE's breach of the terms and conditions of this Lease.

                                    SEVENTEENTH

This Lease may be modified only by written agreement signed by the LESSOR and LESSEE.

                                    EIGHTEENTH

This Lease and the covenants, terms and conditions thereof, shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

                                    NINETEENTH

If any of the terms or provisions of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                     TWENTIETH

The LESSOR covenants that LESSEE, on paying the rent reserved herein and performing the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the premises and all rights, easements, appurtenances and privileges thereunto belonging or in anywise appertaining, during the full term of this Lease, and any extension or renewal, without hindrance from LESSOR or any other person.

                                   TWENTY-FIRST

Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served if mailed to LESSEE at 50 Hall Road, Sturbridge, MA 01566, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE, or to such other address which LESSEE may from time to time give to LESSOR.

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Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served if mailed to LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 69 Hall Road, Sturbridge, MA 01566, or such other address which LESSOR may from time to time give to LESSEE.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed and their corporate seals, if applicable, to be affixed hereto on the month, day and year first above written.

Executed in multiple duplicated originals as a sealed instrument, each of which executed copies shall be deemed to be an original hereof.

Witness:

                           /s/ Jeffrey M. Chasse
                           -----------------------------
                           Jeffrey M. Chasse, Trustee

                           /s/ Larry A. Johnson
                           -----------------------------
                           Larry A. Johnson, Trustee

                           /s/ Michael W. Roche
                           -----------------------------
                           Michael W. Roche, Trustee

                           SPECTRAN COMMUNICATION FIBER
                           TECHNOLOGIES, INC.

                           By:   /s/ John E. Chapman
                           -----------------------------

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                                    EXHIBIT "A"

LESSOR and LESSEE AGREE THAT substantial completion and responsibility of payment for "Lower Suite B" will be apportioned as follows:

      LESSOR shall pay for construction and completion of:

         1) Providing a second means of egress into the LESSEE's rental space, including all door fixtures and necessary walkways;

         2)  Floor coverings (to be mid-grade category)

      LESSEE shall pay for construction and completion of:

         1) Electrical wiring and installation of lighting fixtures as required by LESSEE for its business. LESSEE agrees that at the conclusion of its tenancy, all fixtures will be removed at LESSEE's option and LESSEE agrees to repair/restore the premises to their former condition prior to modifications by LESSEE.

LESSEE shall be required to utilize a contractor approved by LESSOR for the completion of all work that is the responsibility of LESSEE.

The parties agree that, at the conclusion of this tenancy, LESSOR may purchase from LESSEE all telephone fixtures installed by Nynex for LESSEE at LESSEE's expense, at a price to be then determined by the parties. If no agreement is reached, LESSEE agrees to remove said fixtures at LESSEE's cost and restore the premises to their prior condition.